                                                                      Exhibit 24

                               POWER OF ATTORNEY

        Know all by these presents that Carolyn Carter Singh, does hereby make, constitute and appoint Steven F. Siegel as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Brixmor Property
Group Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934,
as amended, including without limitation, statements on Form 3, Form 4 and Form
5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.
The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to her ownership of or transactions in securities of Brixmor Property Group Inc., unless earlier revoked in writing. The undersigned acknowledges that Steven F.
Siegel is not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

                                        By:      /s/ Carolyn Carter Singh
                                                 -------------------------------
                                                 Carolyn Carter Singh

Date: August 13, 2013